Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2026

DALLAS — (BUSINESS WIRE) April 23, 2026 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2026. Hilltop produced income attributable to common stockholders of $37.8 million, or $0.64 per diluted share, for the first quarter of 2026, compared to $42.1 million, or $0.65 per diluted share, for the first quarter of 2025.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on May 22, 2026 to all common stockholders of record as of the close of business on May 8, 2026. Additionally, during the first quarter of 2026, Hilltop paid $47.5 million to repurchase an aggregate of 1,238,216 shares of its common stock at an average price of $38.40 per share pursuant to the 2026 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2026 will depend in part on developments outside of our control, including, among others, changes in the political environment, the impact of tariffs and reciprocal tariffs, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, and a volatile economic forecast. These conditions, coupled with exposure to changes in funding costs, inflationary pressures, and international armed conflicts and their impact on supply chains within our business segments during the first quarter of 2026 have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2026.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “Amid a volatile quarter, Hilltop delivered strong operating results with all three lines of business reporting improved year-over-year financial results. At PlainsCapital Bank, loan and deposit growth, combined with meaningful net interest margin expansion, generated a 1.2% return on average assets. PrimeLending further reduced its operating losses in the quarter by capitalizing on higher origination volumes and an expanded gain on sale margin. HilltopSecurities produced a 12.7% pre-tax margin on $116 million of net revenues driven by relative strength across its business lines. For the quarter, Hilltop produced a 1.0% return on average assets and returned $59 million to stockholders through dividends and share repurchases.”

First Quarter 2026 Highlights for Hilltop:

●	The provision for credit losses was $1.8 million during the first quarter of 2026, compared to a provision for credit losses of $7.8 million in the fourth quarter of 2025 and a provision for credit losses of $9.3 million in the first quarter of 2025;
o	The provision for credit losses during the first quarter of 2026 was primarily driven by a build in the allowance related to specific reserves and net charge-offs, partially offset by changes in the U.S. economic outlook associated with collectively evaluated loans and loan portfolio changes within the banking segment since the prior quarter.
●	For the first quarter of 2026, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $72.9 million, compared to $67.7 million in the first quarter of 2025, a 7.6% increase;
o	Mortgage loan origination production volume was $2.0 billion during the first quarter of 2026, compared to $1.7 billion during the first quarter of 2025;
o	Net gains from mortgage loans sold to third parties, including broker fee income, increased to 261 basis points during the first quarter of 2026, compared to 250 basis points in the fourth quarter of 2025.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the first quarter of 2026 were 1.02% and 7.12%, respectively, compared to 1.13% and 7.82%, respectively, for the first quarter of 2025;
●	Hilltop’s book value per common share increased to $36.63 at March 31, 2026, compared to $36.42 at December 31, 2025;
●	Hilltop’s total assets were $15.7 billion and $15.8 billion at March 31, 2026 and December 31, 2025, respectively;

●	Loans[1], net of allowance for credit losses, were $8.0 billion and $7.9 billion at March 31, 2026 and December 31, 2025, respectively;
●	Non-accrual loans were $61.0 million, or 0.66% of total loans, at March 31, 2026, compared to $53.4 million, or 0.58% of total loans, at December 31, 2025;
●	Loans held for sale decreased by 15.0% from December 31, 2025 to $807.7 million at March 31, 2026;
●	Total deposits[2] were $10.5 billion and $10.9 billion at March 31, 2026 and December 31, 2025, respectively;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.82% and a Common Equity Tier 1 Capital Ratio of 19.08% at March 31, 2026;
●	Hilltop’s consolidated net interest margin[4] increased to 3.13% for the first quarter of 2026, compared to 3.02% in the fourth quarter of 2025;
●	For the first quarter of 2026, noninterest income was $188.4 million, compared to $213.3 million in the first quarter of 2025, a 11.7% decrease;
●	For the first quarter of 2026, noninterest expense was $248.3 million, compared to $251.5 million in the first quarter of 2025, a 1.3% decrease; and
●	Hilltop’s effective tax rate was 22.6% during the first quarter of 2026, compared to 22.7% during the same period in 2025.
o	The effective tax rate for the first quarter of 2026 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $361.0 million and $344.5 million at March 31, 2026 and December 31, 2025, respectively.

[2]

Total deposits at March 31, 2026 included estimated uninsured deposits of $5.9 billion, or approximately 56% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $640.8 million and internal accounts of $448.2 million, were $4.8 billion, or approximately 46% of total deposits.

[3]	Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2026	2025	2025	2025	2025
Cash and due from banks	$874,194	$1,231,944	$1,277,283	$982,488	$1,702,623
Federal funds sold	650	650	650	650	650
Assets segregated for regulatory purposes	17,673	20,211	5,050	47,158	88,451
Securities purchased under agreements to resell	133,088	55,977	78,909	93,878	99,099
Securities:
Trading, at fair value	698,106	617,408	574,434	675,757	647,158
Available for sale, at fair value, net (1)	1,469,670	1,491,048	1,443,612	1,408,347	1,405,170
Held to maturity, at amortized cost, net (1)	759,628	728,329	755,012	771,641	762,369
Equity, at fair value	238	265	248	4,996	286
	2,927,642	2,837,050	2,773,306	2,860,741	2,814,983
Loans held for sale	807,745	950,142	849,357	979,875	818,328
Loans held for investment, net of unearned income	8,433,673	8,311,952	8,227,194	8,061,204	7,966,777
Allowance for credit losses	(88,997)	(91,537)	(95,168)	(97,961)	(106,197)
Loans held for investment, net	8,344,676	8,220,415	8,132,026	7,963,243	7,860,580

Broker-dealer and clearing organization receivables	1,625,156	1,588,882	1,519,005	1,469,628	1,450,077
Premises and equipment, net	135,551	132,820	136,830	139,179	143,957
Operating lease right-of-use assets	89,845	83,757	87,464	88,050	93,451
Mortgage servicing assets	20,045	17,491	12,273	7,887	6,903
Other assets	452,779	432,603	459,588	455,930	459,774
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	5,365	5,605	5,862	6,119	6,376
Total assets	$15,701,856	$15,844,994	$15,605,050	$15,362,273	$15,812,699

Deposits:
Noninterest-bearing	$2,830,008	$2,831,919	$2,766,155	$2,790,958	$2,859,828
Interest-bearing	7,701,541	8,046,161	7,909,316	7,600,599	7,972,138
Total deposits	10,531,549	10,878,080	10,675,471	10,391,557	10,831,966
Broker-dealer and clearing organization payables	1,481,998	1,518,503	1,445,280	1,461,683	1,446,886
Short-term borrowings	990,807	676,882	680,979	734,508	705,008
Securities sold, not yet purchased, at fair value	63,346	37,955	65,119	59,766	63,171
Notes payable	148,645	148,587	148,530	148,475	198,043
Operating lease liabilities	106,166	100,155	104,134	104,972	110,815
Other liabilities	205,621	287,226	269,297	234,467	227,988
Total liabilities	13,528,132	13,647,388	13,388,810	13,135,428	13,583,877

Common stock	585	595	613	630	642
Additional paid-in capital	953,176	973,072	998,644	1,022,474	1,037,138
Accumulated other comprehensive loss	(82,348)	(79,877)	(87,254)	(94,748)	(100,654)
Retained earnings	1,272,618	1,274,611	1,276,539	1,270,286	1,262,586
Total Hilltop stockholders' equity	2,144,031	2,168,401	2,188,542	2,198,642	2,199,712
Noncontrolling interests	29,693	29,205	27,698	28,203	29,110
Total stockholders' equity	2,173,724	2,197,606	2,216,240	2,226,845	2,228,822
Total liabilities & stockholders' equity	$15,701,856	$15,844,994	$15,605,050	$15,362,273	$15,812,699

(1)	At March 31, 2026, the amortized cost of the available for sale securities portfolio was $1,537,980, while the fair value of the held to maturity securities portfolio was $702,496.

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2026	2025	2025	2025	2025
Interest income:
Loans, including fees	$130,086	$133,546	$135,773	$131,793	$124,692
Securities borrowed	14,203	17,753	21,175	20,544	15,809
Securities:
Taxable	26,919	25,088	25,452	25,811	24,782
Tax-exempt	3,021	3,509	3,512	3,087	2,613
Other	10,061	13,913	14,349	15,946	24,903
Total interest income	184,290	193,809	200,261	197,181	192,799

Interest expense:
Deposits	48,325	54,167	57,001	57,056	60,051
Securities loaned	12,842	16,020	19,430	17,662	14,736
Short-term borrowings	7,587	7,637	7,867	7,694	8,103
Notes payable	2,355	2,317	2,404	3,106	3,653
Other	1,084	1,141	1,171	989	1,139
Total interest expense	72,193	81,282	87,873	86,507	87,682

Net interest income	112,097	112,527	112,388	110,674	105,117
Provision for (reversal of) credit losses	1,765	7,824	(2,511)	(7,340)	9,338
Net interest income after provision for (reversal of) credit losses	110,332	104,703	114,899	118,014	95,779

Noninterest income (1):
Net gains from sale of loans and other mortgage production income	50,972	49,580	51,730	51,945	45,281
Mortgage loan origination fees	21,910	26,602	24,850	28,738	22,451
Principal transactions, commissions and fees	66,534	76,033	74,066	47,856	55,313
Investment banking, advisory and administrative fees	36,920	47,627	53,349	43,730	36,628
Other	12,079	17,518	13,812	20,365	53,667
Total noninterest income	188,415	217,360	217,807	192,634	213,340

Noninterest expense:
Employees' compensation and benefits	168,962	187,960	190,027	176,410	176,240
Occupancy and equipment, net	19,829	20,818	19,930	21,064	19,782
Professional services	11,245	12,386	12,681	10,820	4,114
Other	48,267	47,757	49,265	52,882	51,337
Total noninterest expense	248,303	268,921	271,903	261,176	251,473

Income before income taxes	50,444	53,142	60,803	49,472	57,646
Income tax expense	11,425	10,218	14,129	11,583	13,114
Net income	39,019	42,924	46,674	37,889	44,532
Less: Net income attributable to noncontrolling interest	1,183	1,340	856	1,816	2,416
Income attributable to Hilltop	$37,836	$41,584	$45,818	$36,073	$42,116

Earnings per common share:
Basic	$0.64	$0.69	$0.74	$0.57	$0.65
Diluted	$0.64	$0.69	$0.74	$0.57	$0.65

Cash dividends declared per common share	$0.20	$0.18	$0.18	$0.18	$0.18

Weighted average shares outstanding:
Basic	59,124	60,457	62,146	63,637	64,613
Diluted	59,207	60,498	62,168	63,638	64,615

(1)	During the three months ended December 31, 2025, certain financial statement line items within the noninterest income section of the consolidated income statement were reclassified to better align disclosures to business activities. These reclassifications were applied retrospectively to all prior periods presented. Total noninterest income did not change as a result of these reclassifications.

	Three Months Ended March 31, 2026
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$98,724	$11,892	$(927)	$1,429	$979	$112,097
Provision for (reversal of) credit losses	1,759	6	—	—	—	1,765
Noninterest income	11,081	104,175	72,969	1,429	(1,239)	188,415
Noninterest expense	60,984	101,285	74,401	11,893	(260)	248,303
Income (loss) before taxes	$47,062	$14,776	$(2,359)	$(9,035)	$—	$50,444

	Three Months Ended March 31, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$90,550	$11,568	$(1,397)	$(869)	$5,265	$105,117
Provision for (reversal of) credit losses	9,372	(34)	—	—	—	9,338
Noninterest income	10,810	96,937	67,775	43,379	(5,561)	213,340
Noninterest expense	51,930	99,323	74,660	25,891	(331)	251,473
Income (loss) before taxes	$40,058	$9,216	$(8,282)	$16,619	$35	$57,646

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2026	2025	2025	2025	2025
Tier 1 capital (to average assets):
PlainsCapital	9.54%	10.60%	10.74%	10.71%	10.22%
Hilltop	12.82%	12.78%	13.13%	13.11%	12.86%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.71%	14.49%	14.81%	15.08%	15.06%
Hilltop	19.08%	19.70%	20.33%	20.74%	21.17%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.71%	14.49%	14.81%	15.08%	15.06%
Hilltop	19.08%	19.70%	20.33%	20.74%	21.17%
Total capital (to risk-weighted assets):
PlainsCapital	13.77%	15.60%	15.96%	16.29%	16.31%
Hilltop	21.50%	22.20%	22.90%	23.38%	24.45%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2026	2025	2025	2025	2025

Hilltop Consolidated:
Return on average stockholders' equity	7.12%	7.60%	8.35%	6.62%	7.82%
Return on average assets	1.02%	1.09%	1.20%	0.98%	1.13%
Net interest margin (1)	3.13%	3.02%	3.06%	3.01%	2.84%
Net interest margin (taxable equivalent) (2):
As reported	3.15%	3.04%	3.09%	3.04%	2.86%
Impact of purchase accounting	4 bps	3 bps	2 bps	2 bps	4 bps
Book value per common share ($)	36.63	36.42	35.69	34.90	34.29
Shares outstanding, end of period (000's)	58,530	59,540	61,326	63,001	64,154
Dividend payout ratio (3)	31.25%	26.17%	24.41%	31.75%	27.62%

Banking Segment:
Net interest margin (1)	3.38%	3.29%	3.23%	3.16%	2.97%
Net interest margin (taxable equivalent) (2):
As reported	3.39%	3.29%	3.23%	3.17%	2.97%
Impact of purchase accounting	5 bps	4 bps	2 bps	3 bps	3 bps
Accretion of discount on loans ($000's)	1,260	961	572	588	1,045
Net recoveries (charge-offs) ($000's)	(4,305)	(11,455)	(282)	(896)	(4,257)
Return on average assets	1.17%	1.05%	1.34%	1.35%	0.96%
Fee income ratio	10.1%	11.0%	10.2%	11.1%	10.7%
Efficiency ratio	55.5%	54.1%	51.7%	55.4%	51.2%
Employees' compensation and benefits ($000's)	35,744	33,241	31,925	32,146	34,102

Broker-Dealer Segment:
Net revenue ($000's) (4)	116,067	138,374	144,494	109,653	108,505
Employees' compensation and benefits ($000's)	71,272	83,361	86,997	73,493	68,064
Variable compensation expense ($000's)	36,469	49,635	50,756	36,172	33,283
Compensation as a % of net revenue	61.4%	60.2%	60.2%	67.0%	62.7%
Pre-tax margin (5)	12.7%	18.4%	18.3%	5.8%	8.5%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,428,157	1,918,395	2,027,568	2,168,690	1,528,560
Refinancings	600,569	511,960	269,136	263,829	213,781
Total mortgage loan originations - volume	2,028,726	2,430,355	2,296,704	2,432,519	1,742,341
Mortgage loan sales - volume ($000's)	2,021,018	2,180,088	2,220,126	2,135,291	1,744,555
Net gains from mortgage loan sales (basis points):
Loans sold to third parties (6)	248	236	226	223	222
Broker fee income (7)	13	14	13	10	10
Impact of loans retained by banking segment	(7)	(4)	(5)	(5)	(8)
As reported	254	246	234	228	224
Mortgage servicing rights asset ($000's) (8)	20,045	17,491	12,273	7,887	6,903
Employees' compensation and benefits ($000's)	55,087	59,657	60,036	62,214	53,339
Variable compensation expense ($000's)	28,723	34,275	32,665	34,975	24,832

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.8 million, $0.8 million, $1.0 million, $0.8 million and $0.6 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.1 million, $0.3 million, $0.1 million and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Net gains from mortgage loans sold to third parties reflects provisions for anticipated indemnification claims and penalties for early payoff of loans which had the effect of lowering such net gains from mortgage loans sold to third parties by 7, 8, 9, 7 and 17 basis points, respectively, for the periods presented.
(7)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2026	2025	2025	2025	2025
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$15,288	$3,873	$3,969	$4,107	$4,241
Owner occupied	10,218	5,617	7,119	6,429	6,535
Commercial and industrial	22,237	28,581	41,457	40,990	51,987
Construction and land development	844	1,010	1,007	3,667	3,256
1-4 family residential	12,419	14,367	14,701	17,550	15,458
Consumer	—	—	—	—	—
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$61,006	$53,448	$68,253	$72,743	$81,477

Non-accrual loans as a % of total loans	0.66%	0.58%	0.75%	0.80%	0.93%

Other real estate owned ($000's)	8,473	8,020	8,289	9,144	7,682

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	69,479	61,468	76,542	81,887	89,159

Non-performing assets as a % of total assets	0.44%	0.39%	0.49%	0.53%	0.56%

Loans past due 90 days or more and still accruing ($000's) (1)	40,155	33,811	28,388	28,378	24,145

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended March 31,
	2026			2025
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$845,782	$12,353	5.84%	$709,094	$11,438	6.45%
Loans held for investment, gross (2)	8,297,552	117,733	5.75%	7,890,745	113,254	5.82%
Investment securities - taxable	2,529,893	26,919	4.26%	2,455,590	24,782	4.04%
Investment securities - non-taxable (3)	356,410	3,797	4.26%	321,128	3,253	4.05%
Federal funds sold and securities purchased under agreements to resell	87,371	963	4.47%	100,691	1,820	7.33%
Interest-bearing deposits in other financial institutions	857,761	7,541	3.57%	2,037,462	21,192	4.22%
Securities borrowed	1,435,543	14,203	3.96%	1,390,797	15,809	4.55%
Other	119,239	1,557	5.30%	117,155	1,891	6.55%
Interest-earning assets, gross (3)	14,529,551	185,066	5.17%	15,022,662	193,439	5.22%
Allowance for credit losses	(91,822)			(100,704)
Interest-earning assets, net	14,437,729			14,921,958
Noninterest-earning assets	1,003,519			1,012,700
Total assets	$15,441,248			$15,934,658

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,881,301	$48,325	2.49%	$8,186,423	$60,051	2.97%
Securities loaned	1,420,058	12,842	3.67%	1,381,819	14,736	4.33%
Notes payable and other borrowings	959,120	11,026	4.66%	1,065,835	12,895	4.91%
Total interest-bearing liabilities	10,260,479	72,193	2.85%	10,634,077	87,682	3.34%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,728,216			2,696,247
Other liabilities	267,998			391,617
Total liabilities	13,256,693			13,721,941
Stockholders’ equity	2,155,173			2,184,937
Noncontrolling interest	29,382			27,780
Total liabilities and stockholders' equity	$15,441,248			$15,934,658

Net interest income (3)		$112,873			$105,757
Net interest spread (3)			2.32%			1.88%
Net interest margin (3)			3.15%			2.86%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.8 million and $0.6 million for the three months ended March 31, 2026 and 2025, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 24, 2026. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2026 financial results. Interested parties can access the conference call by dialing 800-715-9871 (Toll Free North America) or (+1) 646-307-1963 (International Toll) and then using the conference ID 4151629. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2026, Hilltop employed approximately 3,520 people and operated 303 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated or implied in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will,” “working” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber-attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; and (xiii) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.